Exhibit 23.2



                       Consent of Independent Accountants

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-26583, declared effective November 23, 1998) of Intervest Bancshares Corporation of our report dated January 18, 2001 appearing in this Form 10-K.

     /s/ Richard A. Eisner & Company, LLP
     -----------------------------------
     Richard A. Eisner & Company, LLP
     New York, New York
     March 1, 2001